Exhibit 10.12

SUBLEASE

BETWEEN

ZOOSK, INC.

AND

ZENDESK, INC.

989 MARKET STREET,

SAN FRANCISCO, CALIFORNIA

Portion of the Fourth (4th) Floor

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of August 1, 2012 (the “Effective Date”), by and between ZOOSK, INC., a Delaware corporation (“Sublandlord”) and ZENDESK, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Pursuant to that certain Lease dated April 10, 2012 (the “Master Lease”), 989 Market Street Associates, LLC, a Delaware limited liability company (“Landlord”), as Landlord, leases to Sublandlord, as tenant, certain space (the “Master Lease Premises”) consisting of fifty-one thousand eight hundred ten (51,810) rentable square feet located on the fourth (4th), fifth (5th) and sixth (6th) floors of the Building located at 989 Market Street in the city of San Francisco, California (the “Building”).

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately eight thousand eight hundred ninety-three (8,893) rentable square feet located on the fourth (4th) floor of the Building, said space being more particularly identified and described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

2. Term.

2.1 Commencement Date. The term of this Sublease (the “Term”) shall commence on August 1, 2012 (the “Commencement Date”) and shall end on October 31, 2014 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Notwithstanding the foregoing, this Sublease is expressly conditioned upon Landlord’s written consent to this Sublease (the “Consent”) and the Commencement Date shall not start until the date upon which Sublandlord procures the Consent and delivers possession of the Subleased Premises.

2.2 Delay in Commencement Date. If the Commencement Date does not occur by August 1st, 2012 (as such date may be extended by Force Majeure, as defined in the Master Lease), then Subtenant shall have the option to terminate this Sublease by written notice to Sublandlord within ten (10) days thereafter, unless the Consent and such delivery of possession, as applicable, occurs prior to the expiration of such ten (10) day period, and, upon any such termination, all deposits and prepayments shall be refunded. The aforesaid right of termination shall be the sole remedy available to Subtenant as a result of any delay in the Commencement Date due to Sublandlord’s failure to obtain Consent and/or deliver possession.

3. Rent.

3.1 Rent Payments.

(a) Generally. Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Period	Rate Per Rentable Square Foot Per Annum	Monthly Base Rent
August 1, 2012 - July 31, 2013	$40.00	$29,643.33
August 1, 2013 - July 31, 2014	$41.00	$30,384.42
August 1, 2014 - Expiration Date	$42.00	$31,125.50

Base Rent shall be paid in advance on the first day of each month of the Term, except that Subtenant shall pay one (1) month’s Base Rent to Sublandlord upon execution of this Sublease and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied to the first (1st) month’s Base Rent due and payable hereunder following the Abatement Period, defined below. If the Term does not begin on the first day of a calendar month or end on the last day of a month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:

989 Market Street, 5th Floor

San Francisco, CA 94103

Attn: Facilities

or to such other persons or at such other places as Sublandlord may designate in writing.

(b) Abatement. Notwithstanding anything in Section 3.1(a) above to the contrary, so long as Subtenant is not in default under this Sublease (beyond applicable notice and cure periods), Subtenant shall be entitled to an abatement of Base Rent for the first four (4) full calendar month(s) of the Term (the “Abatement Period”). The total amount of Base Rent abated during the Abatement Period is referred to herein as the “Abated Rent”. If Subtenant is in material default hereunder (beyond applicable notice and cure periods) at any time prior to the expiration of the Abatement Period, then there will be no further Abatement of Base Rent pursuant to this Section 3.1(b). During the Abatement Period, only Base Rent shall be abated and all other costs and charges specified in this Sublease shall remain as due and payable pursuant to the provisions of this Sublease.

3.2 Operating Costs.

(a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(1) “Additional Rent” shall mean the sums payable pursuant to Section 3.2(b) below.

(2) “Operating Costs” shall mean Additional Rent (as defined in Section 4.1 of the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

(3) “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(4) “Subtenant’s Percentage Share” shall mean 17.16%.

(b) Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3.1 above, from and after the Commencement Date, for each calendar year, or portion thereof, of the Term, Subtenant, as Additional Rent, shall pay Subtenant’s Percentage Share of Operating Costs payable by Sublandlord under the Master Lease for the then current calendar year; provided, however, that (a) for any partial calendar year occurring during the Term, such Operating Costs shall be prorated based upon the number of days of such partial calendar year occurring during the Term (i.e., such Operating Costs shall be multiplied by a fraction, the numerator of which is the number of days of such partial calendar year occurring during the Term and the denominator of which is 365, and Subtenant shall pay Subtenant’s Percentage Share of such prorated amount), and (b) if Sublandlord receives any refund of Operating Costs with respect to the Term, Sublandlord shall pay the Subtenant’s Percentage Share of such refund to Subtenant (which obligation shall survive the expiration or termination of this Sublease). Sublandlord shall give Subtenant written notice of Sublandlord’s estimate (which estimate shall be accompanied by Landlord’s estimate of the Operating Costs payable under the Master Lease) of the amount of Additional Rent per month payable pursuant to this Section 3.2(b) for each calendar year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3.2(b) shall be determined and adjusted in accordance with the provisions of Section 3.2(c) below.

(c) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(1) Delivery of Estimate; Payment. Promptly following receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Section 3.2(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time to the extent not prohibited under the Master Lease), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year (or any portion thereof during the Term), Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

(2) Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice set forth in Subsection 3.2(c)(1) is not given on or before December of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, because Sublandlord has not received Landlord’s statement for such calendar year, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice (which shall include Landlord’s statement), Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year (occurring during the Term), to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of calendar months of such year occurring during the Term preceding the calendar month.

(d) Year End Reconciliation. Following the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3.2 above for the calendar year just ended, together with a copy of the corresponding statement received by Sublandlord from Landlord. If on the basis of such statements, Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such statements Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

(e) Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3.2(d), and, except as otherwise provided herein, such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.

4. Letter of Credit.

4.1 Upon Sublease execution, Subtenant shall deliver to Sublandlord as security for the performance of Subtenant’s obligations under this Sublease an unconditional, irrevocable letter of credit (the “Security L-C”) in the amount of $355,720.00). Any such Security L-C shall:

(a) be issued by a commercial bank reasonably satisfactory to Sublandlord (“Issuer”);

(b) be a stand-by, at-sight, irrevocable letter of credit;

(c) identify Sublandlord as beneficiary and be payable by delivery of the Security L-C to Issuer by overnight courier, if not payable in San Francisco, California;

(d) be for an initial one (1) year term, automatically renew for successive periods of one (1) year, subject to (30) days prior notice to Sublandlord in the event of non-renewal, and in the event of non-renewal, Subtenant shall provide a new Security L-C or cash security deposit to Sublandlord prior to the date of non-renewal, satisfying the requirements set forth herein;

(e) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500;

(f) provide that it is unconditional, may be drawn without prior notice of default to the Subtenant and provided that in an event of insolvency, including bankruptcy, or assignment for the benefit of creditors by Subtenant, gives rise to the right of Sublandlord to demand payment under the Security L-C and the resulting obligation to pay; and

(g) be in a form and content reasonably acceptable to Sublandlord.

Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the Security L-C.

4.2 The Security L-C shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Term. The Security L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord. Upon a default by Subtenant, including, but not limited to, the provisions relating to the payment of Rent, or if Subtenant fails to renew the Security L-C at least thirty (30) days before its expiration, Sublandlord may, but shall not be required to, draw upon all or any portion of the Security L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Sublandlord may reasonably spend or may become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant’s default. The use, application or retention of the Security L-C, or any portion thereof, by Sublandlord shall not (a) prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublandlord shall not first be required to proceed against the Security L-C, nor (b) operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Any amount of the Security L-C which is drawn upon by Sublandlord, but is not used or applied by Sublandlord shall be held by Sublandlord and deemed a security deposit (the “Security L-C Security Deposit”). If all or any portion of the Security L-C is drawn upon, Subtenant shall, within five (5) days after written demand therefore, either (i) deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the Security L-C Security Deposit) in an amount sufficient to cause the sum of the Security L-C Security Deposit and the amount of the remaining Security L-C to be equivalent to the amount of the Security L-C then required under this Sublease, or (ii) reinstate the Security L-C to the amount then required under this Sublease, and any remaining Security L-C Security Deposit shall be returned to Subtenant within ten (10) days thereafter. If any portion of the Security L-C Security Deposit is used or applied, Subtenant shall, within five (5) days after written demand therefore, deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the Security L-C Security Deposit) in an amount sufficient to restore the Security L-C Security Deposit to its original amount, and Subtenant’s failure to do so shall be a non-curable default. The Security L-C Security Deposit and/or the Security L-C, or any balance thereof, shall either be drawn upon and applied by Sublandlord in accordance with the terms hereof or shall be returned to Subtenant within thirty (30) days following the Expiration

Date or earlier termination of the Sublease. Subtenant acknowledges and agrees that the Security L-C constitutes a separate and independent contract between Sublandlord and the issuing bank, that Subtenant is not a third party beneficiary of such contract, and that Sublandlord’s claim under the Security L-C for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

4.3 Notwithstanding anything herein to the contrary, Subtenant shall have the option, from time to time, to deliver to Sublandlord a cash security deposit in lieu of the Security L-C. Subtenant hereby waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease that restrict Subtenant’s use or application of the Security L-C Security Deposit, or any cash security deposit, and following any default by Subtenant Sublandlord shall have the right to hold the Security L-C Security Deposit and/or any cash security deposit until determination of any damages payable by Subtenant in accordance with Section 1951.2 of the California Civil Code.

4.4 As long as Subtenant has not breached its obligations under this Sublease, and has not been late in the payment of Rent, Subtenant shall have the right to reduce the amount of the Security L-C by the amount of $158,097.77 on each of the first and second anniversary of the Commencement Date. If the Sublease is terminated in advance of the Expiration Date for a reason other than a default by Subtenant, and Subtenant has performed its obligations under this Sublease, then Sublandlord shall reasonably cooperate with Subtenant in the return of any remaining portion of the Security L-C.

5. Use and Occupancy.

5.1 Use. The Subleased Premises shall be used and occupied only for general office use and uses ancillary thereto, and for no other use or purpose.

5.2 Compliance with Master Lease. During the Term, Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done in or about the Subleased Premises, or omit to do in or about the Subleased Premises, any act which would result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of this Sublease, or, to the extent incorporated herein, the Master Lease. Notwithstanding anything herein to the contrary, Subtenant is not responsible for the acts or omissions of Sublandlord or its agents, employees, contractors or invitees. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and over-standard electrical charges) in each case, in respect to the Subleased Premises. Sublandlord agrees to perform all of its obligations under the Master Lease and maintain the same in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Subtenant to comply with any of its obligations under this Sublease, and provided further that the foregoing shall in no event limit the exercise by Sublandlord of any express rights it may have under the Master Lease, including without limitation any rights of termination of the Master Lease following a casualty or condemnation.

5.3 Landlord’s Obligations. To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Subleased Premises, the Master Lease Premises or the Building is the responsibility of Landlord, including without limitation providing the services described in Section 7 of the Master Lease (collectively “Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make diligent commercial efforts to cause Landlord to perform such Landlord Obligations. Provided Sublandlord makes such diligent commercial efforts, in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Landlord should fail to perform the same despite Sublandlord’s diligent commercial efforts, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease in such case; provided, further, that if Landlord fails to perform the same under the Master Lease then Subtenant shall have all of the rights under this Sublease that Sublandlord has under the Master Lease with respect to such failure to act despite Sublandlord’s diligent commercial efforts. Such diligent commercial efforts by Sublandlord shall include, without limitation, upon becoming aware of non-performance by the Landlord, (a) immediately notifying Landlord of its non-performance under the Master Lease and requesting that Landlord perform its obligations under the Master Lease and (b) reasonably cooperating with any efforts by Subtenant (at no cost to Sublandlord) in causing Landlord to perform such Landlord Obligations. Without limiting the generality of the foregoing, Subtenant agrees that Sublandlord shall not be required to perform any of the Landlord Obligations, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublandlord. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) liability on the part of Sublandlord, or (ii) abatement, diminution or reduction of Subtenant’s obligations under this Sublease. In addition to such diligent commercial efforts, in the event any failure by Landlord to perform the Landlord Obligations materially interferes with Subtenant’s rights under this Sublease, then following written request by Subtenant, Sublandlord agrees to institute legal proceedings against Landlord to obtain the performance of the Landlord Obligations under the Master Lease; provided, however, that Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.

6. Master Lease and Sublease Terms.

6.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Those provisions of the Master Lease which are applicable to the Subleased Premises and are expressly stated in the Master Lease to survive the expiration or termination of the Master Lease shall survive the expiration or termination of this Sublease. During the Term, with respect to Subtenant’s use and occupancy of the Subleased Premises, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this

Sublease, except for those provisions of the Master Lease which are contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

6.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Additionally, wherever in the Master Lease the word “Premises” is used it shall be deemed to mean the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Sublandlord that is incorporated herein by reference, shall, to the extent possible under any legal theory, be deemed to inure to the benefit of both Sublandlord and Subtenant and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Sublandlord represents and warrants to Subtenant that as of the Effective Date (i) the Master Lease represents the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises, and (ii) each of Sublandlord and, to Sublandlord’s knowledge, Landlord is in compliance with all of the terms and conditions of the Master Lease. Sublandlord covenants that it will not (without Subtenant’s prior written consent) amend or modify the Master Lease in any manner which would materially affect Subtenant’s rights and obligations under this Sublease; provided, however that the foregoing shall in no event limit the exercise by Sublandlord of any express rights of termination as set forth in the Master Lease following a casualty or condemnation.

6.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord; provided, however, that upon Subtenant’s request, Sublandlord shall submit to Landlord the request of Subtenant for approval or consent.

(b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide with respect to the Subleased Premises, as the case may be, the same to both Landlord and Sublandlord.

(c) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain; provided, however, that Subtenant shall have the same rights of termination and abatement under this Sublease as available to “Tenant” as set forth in Sections 10 and 11 of the Master Lease, and Sublandlord shall make a commercially diligent effort to assist Subtenant in exercising such rights as set forth in the Master Lease.

(d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

6.4 Exclusions. Notwithstanding the terms of Section 6.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: Basic Lease Information, Recitals, Sections 2.1, 2.3, 2.4, 3.1, 3.2, 3.3, 4.1, 4.2, the third sentence of 4.3(i), 4.3(ii), 4.4, 5.1, 5.2, 5.3, 5.4, 6.8, 8.4, 19, 20.1, 20.2, 20.3, 20.4, 20.5, 20.6, 21, 22, 24, 26, 27, and 29; Exhibits A, B and D. Additionally, the term “Landlord” in the following sections of the Master Lease shall mean Landlord, not Sublandlord, as defined herein: 7.1, 7.2, 7.3, 7.4, and 12.3.

6.5 Alterations. Notwithstanding the terms of Section 6.2 above, the following provisions of the Master Lease are modified as described below for the purpose of their incorporation into this Sublease: the reference in Section 8.1 to $100,000 is hereby revised to be a reference to $30,000; provided that notwithstanding this Section 6.5 or Section 8.1 of the Master Lease it is understood and agreed herein that Subtenant can make the Subtenant Improvements pursuant to Section 14.2 and Exhibit C.

7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises by Subtenant, together with all of Sublandlord’s reasonable out-of-pocket costs relating to Subtenant’s request for such consent, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Landlord’s and Sublandlord’s receipt of all such fees and costs.

8. Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease to the extent that such obligations accrue during the Term; provided, however, that Subtenant shall not be responsible for the acts or omissions of Sublandlord or its agents, contractors or representatives. The provisions of Section 16.1(b) of the Master Lease shall apply to a default by Tenant under this Sublease; provided, however, that, for purposes hereof, the references therein to “30 day(s)” and “60 days” shall be deemed to be references to “25 day(s)” and “50 days,” respectively.

9. Remedies. In the event of any default (after the giving of any required notice and the expiration of applicable cure periods) hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after the giving of any required notice and the expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

11. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

12. Liability. Notwithstanding any other term or provision of this Sublease, neither Sublandlord nor Subtenant shall be liable to the other for lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease. Except as otherwise expressly set forth herein, Sublandlord has not made any representation or warranty regarding the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s or Subtenant’s stockholders, directors, officers, or partners on account of any of Sublandlord’s or Subtenant’s obligations or actions under this Sublease. As used in this Sublease, the term “Sublandlord” means the holder of the tenant’s interest under the Master Lease and “Sublandlord” means the holder of sublandlord’s interest under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord’s sole discretion (provided that Sublandlord’s assignee or transferee assumes all such obligations in a writing delivered to Subtenant), Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer. Subject to Subtenant’s receipt of the foregoing assumption agreement, Sublandlord may transfer and deliver any then existing Security L-C, the Security L-C Security Deposit and/or any cash security deposit to the transferee of Sublandlord’s interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto, and Subtenant shall look solely to such transferee for the return of the Security L-C, the Security L-C Security Deposit and/or any cash security deposit.

13. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any undisputed Rent due and unpaid by Subtenant or in connection with any other breach of this Sublease by Subtenant, Subtenant agrees to pay Sublandlord reasonable actual attorneys’ fees for such services.

14. Delivery of Possession.

14.1 Generally.

(a) The Subleased Premises shall be leased by Subtenant in their “AS IS” condition without any improvements or alterations by Sublandlord, except as expressly provided in this Section 14.1. At its sole cost and expense, Sublandlord shall cause the following modifications to be constructed in a good and workmanlike manner and in compliance with applicable laws within the Subleased Premises, (i) removal of all carpet within the Subleased Premises, and (ii) demolition of the interior walls of the Subleased Premises, as more particularly detailed on Exhibit B (collectively, the “Sublandlord Modifications”). The type and quality of the Sublandlord Modifications shall be typical of standard interior modifications by Sublandlord which are of the nature and quality required by specifications developed for the Master Lease Premises by the Landlord and Sublandlord.

(b) In the event any delay in the substantial completion of the Sublandlord Modification is caused by any interference with the construction of the Sublandlord Modifications by Subtenant (a “Tenant Delay”), then the Sublandlord Modifications shall be deemed to have been substantially complete on the date they would have been substantially complete but for such Tenant Delay; provided, however, that Sublandlord shall promptly notify Subtenant of the existence of any Tenant Delay. Subject to the foregoing, except as otherwise expressly set forth in this Sublease, Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. By accepting Sublandlord’s delivery of the Subleased Premises, Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building.

14.2 Subtenant’s Improvements. Subtenant shall be solely responsible for all improvements that Subtenant desires to prepare the Subleased Premises for Subtenant’s use and occupancy thereof (“Subtenant Improvements”), which shall be carried out in accordance with the applicable provisions of the Master Lease as incorporated herein, including without limitation the consent of the Master Landlord and compliance with the terms of Schedule 1 to Exhibit C of the Master Lease. Sublandlord will have the right to approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work, and Sublandlord has approved such plans and specifications for the Subtenant Improvements attached hereto as Exhibit C (the “Approved

Space Plans”), as well as P3 Construction and Remodeling, Inc. as Subtenant’s general contractor. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work. Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all of the Subtenant Improvements at the expiration or sooner termination of the Term; provided, however, that no such removal shall be required unless Landlord’s or Sublandlord’s consent requires such removal. The refrigerator and dishwasher to be installed in the Subleased Premises shall, following the expiration or earlier termination of this Sublease, be surrendered by Subtenant and remain in the Subleased Premises as the property of Sublandlord. Subtenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Subleased Premises, whether in connection with any Subtenant Improvements or otherwise, if it knows that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Property by Landlord, Sublandlord, Subtenant or others. In the event of any such interference or conflict, Subtenant, upon demand of Sublandlord or Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Property immediately. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad.

14.3 Construction Allowance. Subject to the terms and provisions hereof, Sublandlord agrees to contribute an amount not to exceed Fifty-Five Thousand Seven Hundred Eighty-Six and 09/100 Dollars ($55,786.09) (the “Construction Allowance”) toward the cost of the Subtenant Improvements to the Subleased Premises provided the same are (A) constructed substantially in accordance with the Approved Space Plans, and (B) completed on or before December 31, 2012, except that no portion of the Construction Allowance shall be applied toward Subtenant’s personal property. If any Subtenant Improvements are not completed on or before December 31, 2012, then Sublandlord shall have no obligation to pay all or any portion of the Construction Allowance to Subtenant relative to the portion of Subtenant Improvements not completed by such date. If the cost of the Subtenant Improvements exceeds the Construction Allowance, such excess amount shall be borne solely by Subtenant. Sublandlord shall pay the Construction Allowance to Subtenant within thirty (30) days following the later to occur of (i) Sublandlord’s receipt of Subtenant’s Certificate of Occupancy for the Premises, if applicable; (ii) Sublandlord’s receipt of a certificate from Subtenant’s licensed contractor certifying completion of the Subtenant Improvements in substantial accordance with the Approved Space Plans; (iii) Sublandlord’s receipt of documentary evidence reasonably satisfactory to Sublandlord of all of Subtenant’s expenditures for work performed and materials used in completing the Subtenant Improvements; and Sublandlord’s receipt of final, unconditional lien releases in form and content reasonably satisfactory to Sublandlord from all persons or entities providing labor and/or materials in connection with the Subtenant Improvements. In addition to the Construction Allowance, Subtenant acknowledges that Sublandlord has directly incurred certain soft costs and expenses related to the design of the Tenant Improvements, including the preparation of the Approved Space Plan, and in the event Subtenant does not construct Tenant Improvements in substantial accordance with the Approved Space Plans and on or before December 31, 2012, then Subtenant shall, upon demand, reimburse Sublandlord the sum of Eight Thousand Five Hundred Eighty-Nine Dollars ($8,589.00) to reimburse Sublandlord for such costs.

14.4 Data Lines. Within thirty (30) days after the expiration or sooner termination of this Sublease, Sublandlord may elect by written notice to Subtenant to (a) retain any or all telecommunications and data cabling installed by or for the benefit of Subtenant during the Term (hereafter, “Lines”), or (b) at Subtenant’s sole cost and expense, require Subtenant to remove any or all such Lines and repair any damage occasioned thereby. In the event Sublandlord elects to retain the Lines, Subtenant covenants that Subtenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, labeled at each end and in each telecommunications/electrical closet and junction box, and in a safe condition.

15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

16. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Zoosk, Inc.

989 Market Street, 5th Floor

San Francisco, California 94103

Attn: General Counsel

with a copy to:

Shartsis Friese

One Maritime Plaza

Eighteenth Floor

San Francisco, California 94111

Attn: Derek Boswell, Esq.

and (ii) if to Subtenant, at the following address:

Zendesk, Inc.

989 Market Street, 2nd Floor

San Francisco, California 94103

Attn: Efi Harari, Legal Counsel

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

17. Brokers. Sublandlord and Subtenant each represents that it has not dealt with any broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease.

18. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

19. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

20. USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of

Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

21. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

IN WITNESS WHEREOF, the parties herein hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:	ZOOSK, INC.,
a Delaware corporation

By:	/s/ Alex Mehr
Print Name:	Alex Mehr
Title:	Co-CEO

SUBTENANT:	ZENDESK, INC.,
a Delaware corporation

By:	/s/ Alan Black
Print Name:	Alan Black
Title:	CFO

EXHIBIT A

Subleased Premises

1

EXHIBIT B

Sublandlord Modifications

1